Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of PAREXEL International Corporation (the “Company”) for the period ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, James F. Winschel, Jr., Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 10, 2012	By: /s/ James F. Winschel, Jr.

James F. Winschel, Jr.
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to PAREXEL International Corporation and will be retained by PAREXEL International Corporation and furnished to the Securities and Exchange Commission or its staff upon request.